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                                                                    Exhibit 99.1

NEWS RELEASE



                                   A P O G E E



FOR IMMEDIATE RELEASE


          Apogee:  Mary Ann Jackson          PPG:     John S. Ruch
                   612-830-0674 (O)                   412-434-2445 (O)
                   724-452-8834 (H)                   612-806-9780 (H)
                   mjackson@apog.com                  ruch@ppg.com


APOGEE, PPG TO FORM VENTURE
FOR AUTO REPLACEMENT GLASS

         MINNEAPOLIS, MN (June 13, 2000) - Apogee Enterprises, Inc. of Minneapolis (Nasdaq: APOG) and PPG Industries of Pittsburgh (NYSE: PPG) have agreed to combine their U.S. automotive replacement glass distribution businesses in a new entity, PPG Auto Glass.

         PPG will hold a 66 percent interest and Apogee a 34 percent interest in the new company. Subject to regulatory approval, PPG Auto Glass is expected to begin operating this summer.

         "Creation of PPG Auto Glass grew from mutual exploration of opportunities to improve efficiencies and service in our respective auto replacement glass distribution operations," said Garry A. Goudy, PPG vice president of automotive replacement glass. "We operate more than 110 wholesale distribution branches, while Apogee operates about 75 branches."

         According to Russell Huffer, Apogee chairman and chief executive officer, "Both of our firms produce auto glass parts that consumers buy at installation shops throughout the U.S. The venture will increase geographic coverage, improve efficiency, and provide service benefits that will allow the new company to meet PPG's and Apogee's installer-customer needs more effectively."

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         The new venture will not include PPG's auto replacement glass production and truckload sales business, or Apogee's manufacturing and retail installation operations. Apogee's Harmon AutoGlass division, the company's retail unit, owns about 325 installation shops. PPG has no U.S. retail shops, nor will PPG Auto Glass.

         The new venture is expected to employ more than 1,200 people from PPG's and Apogee's existing auto replacement glass distribution units.

         PPG is North America's largest producer of flat and fabricated glass, and its leading producer of automotive replacement glass. The company is also a major global producer of automotive, industrial and packaging coatings; continuous-strand fiber glass reinforcements and yarns, and industrial and specialty chemicals, as well as a leading North American producer of decorative and maintenance paints. PPG's 1999 sales were $7.8 billion.

         Apogee is a world leader in technologies involving the design and development of value-added glass products, services and systems. The company is organized into two business segments; the Glass Technologies businesses are leaders primarily in architectural glass and high-end glass coatings for electronics, while the Glass Services businesses are leaders in replacement auto glass and building glass services. Apogee's annual sales are nearly $1 billion.


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CAUTIONARY STATEMENT
         The discussion above contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations or beliefs. There can be no assurances that Apogee's proposed automotive replacement glass distribution joint venture with PPG Industries will close or receive necessary regulatory approvals at all or in a timely manner or, if it does, that it will successfully combine the merged businesses or that, once combined, it will achieve favorable short-term or long-term operating results. In addition, in recent years there has been excess capacity at the distribution level of the automotive replacement glass replacement industry and margins have narrowed. There is no assurance the proposed joint venture will be able to improve or maintain margins. Also there can be no assurances given that the reorganization and realignment of Auto Glass' businesses will lead to successful operating results for those companies now or in the future or that the strategic alternatives proposed for such businesses will be available on terms acceptable to Apogee. The Company cautions readers that actual future results could differ materially from those described in the forward-looking statements depending upon the outcome of certain factors, including the risks and uncertainties identified in Exhibit 99 to the Company's Report on Form 10-K for the fiscal year ended February 26, 2000.

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